Forest City Enterprises, Inc.
Supplemental Package
Three Months Ended April 30, 2010 and 2009

Forest City Enterprises, Inc. and Subsidiaries
Three Months Ended April 30, 2010 and 2009
Supplemental Package
NYSE: FCEA, FCEB
Index

Corporate Overview	2-3

Selected Financial Information
Forest City Enterprises, Inc.
Consolidated Balance Sheet Information	4-7
Consolidated Earnings Information	8-9

Supplemental Operating Information
Occupancy Data	10
Comparable Net Operating Income (NOI)	11
Comparable NOI Detail	12
NOI By Product Type	13
NOI By Core Market	14
Reconciliation of NOI to Net Loss	15
Results of Operations Discussion	16-17
EBDT Bridge	18
Reconciliation of Net Loss to EBDT	19-20
Schedules of Lease Expirations	21-22
Schedules of Significant Tenants	23-24
Development Pipeline	25-28

Supplemental Financial Information
Projects under Development Debt and Non-Recourse Debt	29
Scheduled Maturities Table	30-31
Upcoming Maturities Summary	32
Investments in and Advances to Affiliates	33-35
Real Estate Activity	36-39
Summary of EBDT	40-45

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2010 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, litigation risks, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information
Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.
We have approximately $11.5 billion of assets in 27 states and the District of Columbia at April 30, 2010. Our core markets include Boston, the state of California, Chicago, Denver, New York City/Philadelphia metropolitan area and the Greater Washington, D.C./Baltimore metropolitan area. As a result of an ongoing effort to increase property concentration in the core markets, these markets now account for approximately 77 percent of the cost of our real estate portfolio at April 30, 2010. We have offices in Albuquerque, Boston, Chicago, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three months ended April 30, 2010. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. Effective February 1, 2010, we adopted new accounting guidance on consolidation of VIEs that changes the approach on evaluating VIEs for consolidation. The impact of the new GAAP guidance was to consolidate one previously unconsolidated entity and deconsolidate a total of nine previously consolidated entities. The new guidance does not impact pro-rata consolidation. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2010 on pages 58-68.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations (“FFO”), a measure of performance used by publicly traded Real Estate Investment Trusts (“REITs”), but may not be directly comparable to similarly titled measures reported by other companies. For additional discussion of EBDT as well as a reconciliation of net loss to EBDT see pages 17-20.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings (loss), results of operations discussion, EBDT bridge, reconciliation of net loss to EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2010 and 2009.
We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed on page 17), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of NOI to net loss, the most comparable financial measure calculated in accordance with GAAP and a reconciliation of NOI to net earnings (loss) for each strategic business unit are provided on page 15 and 40-45 of this document. A reconciliation from NOI to comparable NOI can be found on pages 11-12.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2010, as amended on Form 10-K/A filed April 28, 2010 can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Thomas T. Kmiecik
Assistant Treasurer
tomkmiecik@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

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Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
As discussed earlier, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.
Consolidated Balance Sheet Information – April 30, 2010 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,570,040	$27,214	$818,075	$2,360,901
Commercial
Retail centers	3,341,107	108,275	589,809	3,822,641
Office and other buildings	3,305,162	241,033	363,889	3,428,018
Corporate and other equipment	9,736	-	1	9,737

Total Completed rental properties	8,226,045	376,522	1,771,774	9,621,297

Projects under development
Under construction
Residential	770,048	185,199	9,618	594,467
Commercial
Retail centers	644,067	3,148	201,501	842,420
Office and other buildings (1)	319,422	221,845	340	97,917

Subtotal Under construction	1,733,537	410,192	211,459	1,534,804
Under development
Residential	121,846	-	8,027	129,873
Commercial
Retail centers	20,737	101	10,885	31,521
Office and other buildings (1)	740,853	257,495	9,252	492,610

Subtotal Under development	883,436	257,596	28,164	654,004

Total Projects under development	2,616,973	667,788	239,623	2,188,808
Land held for development or sale .	219,598	11,829	113,889	321,658

Total Real Estate	11,062,616	1,056,139	2,125,286	12,131,763
Less accumulated depreciation	(1,511,479)	(57,875)	(393,460)	(1,847,064)

Real Estate, net	9,551,137	998,264	1,731,826	10,284,699

Cash and equivalents	194,006	9,559	54,780	239,227
Restricted cash	376,896	91,587	77,798	363,107
Notes and accounts receivable, net	377,379	13,328	83,481	447,532
Investments in and advances to affiliates	229,632	(240,941)	(157,084)	313,489
Lease and mortgage procurement costs, net	406,449	40,961	30,870	396,358
Prepaid expenses and other deferred costs, net	208,706	20,247	76,489	264,948
Intangible assets, net	140,379	-	1,295	141,674

Total Assets	$11,484,584	$933,005	$1,899,455	$12,451,034

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Balance Sheet Information – April 30, 2010 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
		(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,055,860	$19,339	$652,945	$1,689,466
Commercial
Retail centers	2,484,914	119,122	496,699	2,862,491
Office and other buildings	2,387,252	213,145	292,010	2,466,117

Total Completed rental properties	5,928,026	351,606	1,441,654	7,018,074

Projects under development
Under construction
Residential	510,048	144,994	35,917	400,971
Commercial
Retail centers	360,271	-	137,121	497,392
Office and other buildings (1)	47,248	30,973	-	16,275

Subtotal Under construction	917,567	175,967	173,038	914,638
Under development
Residential	3,938	-	-	3,938
Commercial
Retail centers	-	-	-	-
Office and other buildings (1)	263,174	128,442	36,292	171,024

Subtotal Under development	267,112	128,442	36,292	174,962

Total Projects under development	1,184,679	304,409	209,330	1,089,600
Land held for development or sale	62,658	4,305	53,964	112,317

Total Mortgage debt and notes payable, nonrecourse	7,175,363	660,320	1,704,948	8,219,991
Senior and subordinated debt	901,104	-	-	901,104
Construction payables	176,481	26,566	15,580	165,495
Accounts payable and accrued expenses	1,174,878	131,586	178,927	1,222,219
Deferred income taxes	424,120	-	-	424,120

Total Liabilities	9,851,946	818,472	1,899,455	10,932,929

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,418,351	-	-	1,418,351
Accumulated other comprehensive loss	(86,267)	-	-	(86,267)

Total Shareholders’ Equity	1,332,084	-	-	1,332,084

Noncontrolling interest	300,554	114,533	-	186,021

Total Equity	1,632,638	114,533	-	1,518,105

Total Liabilities and Equity	$11,484,584	$933,005	$1,899,455	$12,451,034

(1)	Barclays Center Arena and the mixed-use Atlantic Yards projects are presented in “Office and other buildings.”

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Balance Sheet Information – January 31, 2010 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
		(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,740,394	$41,236	$688,409	$2,387,567
Commercial
Retail centers	3,359,953	120,351	472,914	3,712,516
Office and other buildings	3,369,719	129,484	207,127	3,447,362
Corporate and other equipment	9,736	-	1	9,737

Total Completed rental properties	8,479,802	291,071	1,368,451	9,557,182

Projects under development
Under construction
Residential	787,203	176,467	8,307	619,043
Commercial
Retail centers	782,902	67,826	203,009	918,085
Office and other buildings (1)	263,457	132,156	66,059	197,360

Subtotal Under construction	1,833,562	376,449	277,375	1,734,488
Under development
Residential	120,715	-	7,965	128,680
Commercial
Retail centers	21,016	101	10,868	31,783
Office and other buildings (1)	665,877	223,569	9,212	451,520

Subtotal Under development	807,608	223,670	28,045	611,983

Total Projects under development	2,641,170	600,119	305,420	2,346,471
Land held for development or sale	219,807	11,674	116,863	324,996

Total Real Estate	11,340,779	902,864	1,790,734	12,228,649
Less accumulated depreciation	(1,593,658)	(57,756)	(326,169)	(1,862,071)

Real Estate, net	9,747,121	845,108	1,464,565	10,366,578

Cash and equivalents	251,405	6,681	30,280	275,004
Restricted cash	427,921	90,951	68,406	405,376
Notes and accounts receivable, net	388,536	22,173	71,203	437,566
Investments in and advances to affiliates	265,343	(159,978)	(65,246)	360,075
Lease and mortgage procurement costs, net	413,421	32,271	24,868	406,018
Prepaid expenses and other deferred costs, net	279,735	38,705	46,138	287,168
Intangible assets, net	143,229	-	1,310	144,539

Total Assets	$11,916,711	$875,911	$1,641,524	$12,682,324

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Balance Sheet Information – January 31, 2010 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
		(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,234,111	$33,596	$558,891	$1,759,406
Commercial
Retail centers	2,511,424	119,544	437,825	2,829,705
Office and other buildings	2,480,883	100,267	145,225	2,525,841

Total Completed rental properties	6,226,418	253,407	1,141,941	7,114,952

Projects under development
Under construction
Residential	499,952	144,993	35,242	390,201
Commercial
Retail centers	440,450	40,090	178,935	579,295
Office and other buildings (1)	190,990	101,058	1,574	91,506

Subtotal Under construction	1,131,392	286,141	215,751	1,061,002
Under development
Residential	1,830	-	-	1,830
Commercial
Retail centers	-	-	-	-
Office and other buildings (1)	195,849	78,713	61,148	178,284

Subtotal Under development	197,679	78,713	61,148	180,114

Total Projects under development	1,329,071	364,854	276,899	1,241,116
Land held for development or sale	64,384	4,348	55,107	115,143

Total Mortgage debt and notes payable, nonrecourse	7,619,873	622,609	1,473,947	8,471,211
Bank revolving credit facility	83,516	-	-	83,516
Senior and subordinated debt	1,076,424	-	-	1,076,424
Construction payables	218,072	26,666	47,284	238,690
Accounts payable and accrued expenses	976,616	57,276	121,126	1,040,466
Deferred income taxes	437,370	-	-	437,370

Total Liabilities	10,411,871	706,551	1,642,357	11,347,677
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,235,892	-	-	1,235,892
Accumulated other comprehensive loss	(87,266)	-	-	(87,266)

Total Shareholders’ Equity	1,148,626	-	-	1,148,626

Noncontrolling interest	356,214	169,360	(833)	186,021

Total Equity	1,504,840	169,360	(833)	1,334,647

Total Liabilities and Equity	$11,916,711	$875,911	$1,641,524	$12,682,324

(1)	Barclays Center Arena and the mixed-use Atlantic Yards projects are presented in “Office and other buildings.”

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Earnings Information – Three Months Ended April 30, 2010 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)

Revenues from real estate operations	$281,719	$13,167	$87,539	$356,091

Expenses
Operating expenses	160,980	6,405	53,636	208,211
Depreciation and amortization	61,945	1,791	12,246	72,400
Impairment of real estate	-	-	12,899	12,899

	222,925	8,196	78,781	293,510

Interest expense	(82,974)	(5,139)	(19,956)	(97,791)
Amortization of mortgage procurement costs	(2,667)	(89)	(553)	(3,131)
Gain on early extinguishment of debt	6,297	-	-	6,297

Interest and other income	6,817	899	750	6,668
Net gain on disposition of partial interests in rental properties	866	-	48	914

Earnings (loss) before income taxes	(12,867)	642	(10,953)	(24,462)

Income tax expense (benefit)
Current	6,749	-	-	6,749
Deferred	(15,376)	-	-	(15,376)

	(8,627)	-	-	(8,627)

Equity in earnings (loss), including impairment of unconsolidated entities	(17,124)	(6,444)	10,953	273

Net loss	(21,364)	(5,802)	-	(15,562)
Net loss attributable to noncontrolling interest	5,802	5,802	-	-

Net loss attributable to Forest City Enterprises, Inc.	$(15,562)	$-	$-	$(15,562)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information
Consolidated Earnings Information – Three Months Ended April 30, 2009 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
	(in thousands)

Revenues from real estate operations	$311,541	$12,419	$90,875	$2,301	$392,298

Expenses
Operating expenses	194,823	5,645	63,078	344	252,600
Depreciation and amortization	65,934	1,407	17,580	631	82,738
Impairment of real estate	1,124	-	9,560	-	10,684

	261,881	7,052	90,218	975	346,022

Interest expense	(91,035)	(3,432)	(16,280)	(995)	(104,878)
Amortization of mortgage procurement costs	(3,652)	(160)	(626)	(24)	(4,142)
Loss on early extinguishment of debt	-	-	(176)	-	(176)

Interest and other income	6,808	140	473	-	7,141
Gain on disposition of rental properties	-	-	-	4,548	4,548

Earnings (loss) before income taxes	(38,219)	1,915	(15,952)	4,855	(51,231)

Income tax expense (benefit)
Current	(7,383)	-	-	3,829	(3,554)
Deferred	(14,983)	-	-	(1,947)	(16,930)

	(22,366)	-	-	1,882	(20,484)

Equity in earnings (loss), including impairment of unconsolidated entities	(15,866)	18	15,952	-	68

Earnings (loss) from continuing operations	(31,719)	1,933	-	2,973	(30,679)

Discontinued operations, net of tax:
Operating earnings from rental properties	189	-	-	(189)	-
Gain on disposition of rental properties	2,784	-	-	(2,784)	-

	2,973	-	-	(2,973)	-

Net earnings (loss)	(28,746)	1,933	-	-	(30,679)
Net earnings attributable to noncontrolling interest	(1,933)	(1,933)	-	-	-

Net loss attributable to Forest City Enterprises, Inc.	$(30,679)	$-	$-	$-	$(30,679)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Occupancy Data - April 30, 2010 and 2009
Retail and office occupancy as of April 30, 2010 and 2009 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of April 30, 2010 and 2009 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of April 30, 2010 and 2009 represents total units occupied divided by total units available. Average Occupancy as of April 30, 2010 and 2009 for residential is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the three months ended April 30, 2010 and 2009.
We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	April 30, 2010	April 30, 2010	April 30, 2009	April 30, 2009

Retail
Comparable	89.7%	90.0%	89.2%	89.4%
Total	88.4%	88.6%	87.7%	88.1%
Office
Comparable	89.8%	89.9%	89.6%	89.6%
Total	89.7%	89.7%	89.3%	89.3%
Residential(1)
Comparable	93.0%	93.7%	91.8%	91.2%
Total	91.1%	90.8%	88.8%	85.5%
Hotels
Comparable and Total		61.0%		56.2%
Comparable ADR and Total ADR		$135.43		$135.09

The table below provides occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.

Occupancy Recap of Quarterly Supplemental Packages
	Occupancy As of					Average Occupancy Year-to-Date
	April 30,	January 31,	October 31,	July 31,	April 30,	April 30,	January 31,	October 31,	July 31,	April 30,
	2010	2010	2009	2009	2009	2010	2010	2009	2009	2009

Retail
Comparable	89.7%	90.1%	90.1%	89.8%	90.0%	90.0%	89.9%	90.0%	89.9%	90.1%
Total	88.4%	88.8%	88.4%	88.1%	87.7%	88.6%	88.6%	88.4%	88.3%	88.1%
Office
Comparable	89.8%	90.3%	89.4%	89.4%	90.3%	89.9%	90.1%	89.7%	89.3%	90.4%
Total	89.7%	89.7%	88.9%	89.4%	89.3%	89.7%	89.5%	89.1%	89.4%	89.3%
Residential (1)
Comparable	93.0%	93.7%	92.6%	91.6%	91.5%	93.7%	92.2%	90.4%	90.1%	90.1%
Total	91.1%	92.3%	91.1%	89.7%	88.8%	90.8%	87.8%	86.5%	85.8%	85.5%
Hotels
Comparable and Total						61.0%	69.1%	68.5%	64.3%	56.2%
Comparable ADR and Total ADR						$135.43	$140.01	$139.56	$137.56	$135.09

(1)	Excludes military housing units.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
We use NOI, along with EBDT as discussed on page 2, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2010 and 2009. The schedules below present Pro-Rata Comparable NOI for the three months ended April 30, 2010. The following schedule on page 12 presents comparable NOI for each of our major product lines, as well as strategic business units under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net loss, is presented on page 15. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 40-45.
Comparable Net Operating Income (NOI) (% change over same period prior year)

Three Months Ended
April 30, 2010

Retail	(1.5%)

Office	0.8%

Hotel	52.6%

Residential	2.8%

Total	0.6%
The tables below provide the percentage change of Comparable Net Operating Income (NOI) as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages.

Quarterly Historical Trends
	Three Months Ended
	April 30, 2010	January 31, 2010	October 31, 2009	July 31, 2009	April 30, 2009

Retail	(1.5%)	(3.9%)	(1.7%)	(4.3%)	(1.0%)

Office	0.8%	4.3%	5.6%	7.1%	4.4%

Hotel	52.6%	(1.1%)	6.2%	(24.8%)	(25.5%)

Residential	2.8%	(2.7%)	(3.9%)	(4.2%)	(1.8%)

Total	0.6%	(0.5%)	0.8%	(1.4%)	0.3%

Annual Historical Trends
	Years Ended
	January 31, 2010	January 31, 2009	January 31, 2008

Retail	(3.9%)	0.3%	6.9%

Office	5.4%	1.2%	2.1%

Hotel	(9.9%)	(4.9%)	4.9%

Residential	(2.8%)	0.2%	4.2%

Total	(0.8%)	0.4%	4.6%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended April 30, 2010					Three Months Ended April 30, 2009					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$60,862	$2,924	$5,370	$-	$63,308	$61,769	$2,977	$5,455	$-	$64,247	(1.5%)	(1.5%)

Total	64,546	2,924	5,583	-	67,205	63,386	2,474	5,509	481	66,902

Office Buildings
Comparable	57,976	2,599	4,777	-	60,154	57,940	2,595	4,341	-	59,686	0.1%	0.8%

Total	63,287	3,859	4,074	-	63,502	63,546	2,649	2,011	-	62,908

Hotels
Comparable	1,437	-	368	-	1,805	808	-	375	-	1,183	77.8%	52.6%

Total	1,437	-	368	-	1,805	808	-	375	-	1,183

Earnings from Commercial
Land Sales	275	-	-	-	275	2,736	591	-	-	2,145

Other (1)	(5,693)	372	1,233	-	(4,832)	(7,999)	278	(169)	-	(8,446)

Total Commercial Group
Comparable	120,275	5,523	10,515	-	125,267	120,517	5,572	10,171	-	125,116	(0.2%)	0.1%

Total	123,852	7,155	11,258	-	127,955	122,477	5,992	7,726	481	124,692

Residential Group
Apartments
Comparable	24,048	417	6,736	-	30,367	24,289	777	6,035	-	29,547	(1.0%)	2.8%

Total	25,541	168	7,448	-	32,821	29,177	1,061	7,406	1,464	36,986

Military Housing
Comparable (2)	-	-	-	-	-	-	-	-	-	-

Total	6,477	-	370	-	6,847	7,698	(100)	211	-	8,009

Other (1)	(2,327)	99	-	-	(2,426)	(10,320)	33	(1)	-	(10,354)

Total Residential Group
Comparable	24,048	417	6,736	-	30,367	24,289	777	6,035	-	29,547	(1.0%)	2.8%

Total	29,691	267	7,818	-	37,242	26,555	994	7,616	1,464	34,641

Total Rental Properties
Comparable	144,323	5,940	17,251	-	155,634	144,806	6,349	16,206	-	154,663	(0.3%)	0.6%

Total	153,543	7,422	19,076	-	165,197	149,032	6,986	15,342	1,945	159,333

Land Development Group	(653)	18	(266)	-	(937)	707	(54)	117	-	878

The Nets	(10,430)	(6,223)	1,146	-	(3,061)	(10,681)	-	997	-	(9,684)

Corporate Activities	(11,346)	-	-	-	(11,346)	(16,540)	-	-	-	(16,540)

Grand Total	$131,114	$1,217	$19,956	$-	$149,853	$122,518	$6,932	$16,456	$1,945	$133,987

(1)
Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income. There were no write-offs of abandoned development projects for the three months ended April 30, 2010 compared to $14,393 at both full and pro-rata consolidation for the three months ended April 30, 2009.

(2)	Comparable NOI for Military Housing commences once the operating projects complete initial development phase.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type

Pro-Rata Consolidation (*dollars in thousands*)

Three Months Ended April 30, 2010

Hotels
$1,805
1.0%
Land
($662)
0.1%
Military Housing
$6,847
4.0%
Apartments
$32,821
19.1%
Retail
$67,205
39.0%
Office
$63,502
36.8%

NOI by Product Type:	**$ 171,518**
Other [1]	(7,258)
The Nets	(3,061)
Corporate Activities	(11,346)
Grand Total NOI	**$ 149,853**

Three Months Ended April 30, 2009

Military
Housing
$8,009
4.5%
Hotels
$1,183
0.7%
Land
$3,023
1.7%
Apartments
$36,986
20.7%
Retail
$66,902
37.3%
Office
$62,908
35.1%

NOI by Product Type:	**$ 179,011**
Other [1]	(18,800)
The Nets	(9,684)
Corporate Activities	(16,540)
Grand Total NOI	**$ 133,987**

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market

Pro-Rata Consolidation (*dollars in thousands*)

Three Months Ended April 30, 2010

Boston
$12,021
7.0%
California
$30,207
17.5%
Chicago
$5,663
3.3%
Denver
$5,755
3.3%
Washington, D.C.
$15,844
9.2%
New York/
Philadelphia
$63,970
37.1%
Non-Core
Markets
$38,992
22.6%

NOI by Core Market:	**$ 172,452**
Other [(1)]	(8,192)
The Nets	(3,061)
Corporate Activities	(11,346)
Grand Total NOI	**$ 149,853**

Three Months Ended April 30, 2009

Boston
$15,208
8.5%
California
$31,821
17.8%
Chicago
$5,316
3.0%
Denver
$6,270
3.5%
Washington, D.C.
$17,988
10.0%
New York/
Philadelphia
$64,909
36.3%
Non-Core
Markets
$37,499
20.9%

NOI by Core Market:	**$ 179,011**
Other [(1)]	(18,800)
The Nets	(9,684)
Corporate Activities	(16,540)
Grand Total NOI	**$ 133,987**

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands)

	Three Months Ended April 30, 2010					Three Months Ended April 30, 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$281,719	$13,167	$87,539	$-	$356,091	$311,541	$12,419	$90,875	$2,301	$392,298
Exclude straight-line rent adjustment (1)	(4,280)	-	-	-	(4,280)	(4,399)	-	-	(12)	(4,411)

Adjusted revenues	277,439	13,167	87,539	-	351,811	307,142	12,419	90,875	2,289	387,887

Add interest and other income	6,817	899	750	-	6,668	6,808	140	473	-	7,141
Add equity in earnings (loss), including impairment of unconsolidated entities	(17,124)	(6,444)	10,953	-	273	(15,866)	18	15,952	-	68
Exclude gain on disposition of unconsolidated entities	(48)	-	48	-	-	-	-	-	-	-
Exclude impairment of unconsolidated real estate	12,899	-	(12,899)	-	-	9,560	-	(9,560)	-	-
Exclude depreciation and amortization of unconsolidated entities (see below)	11,852	-	(11,852)	-	-	10,928	-	(10,928)	-	-

Adjusted total income	291,835	7,622	74,539	-	358,752	318,572	12,577	86,812	2,289	395,096

Operating expenses	160,980	6,405	53,636	-	208,211	194,823	5,645	63,078	344	252,600
Add back non-Real Estate depreciation and amortization (b)	1,568	-	878	-	2,446	3,452	-	7,158	-	10,610
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	-	-	69	-	69	-	-	120	-	120
Exclude straight-line rent adjustment (2)	(1,242)	-	-	-	(1,242)	(1,636)	-	-	-	(1,636)
Exclude preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)

Adjusted operating expenses	160,721	6,405	54,583	-	208,899	196,054	5,645	70,356	344	261,109

Net Operating Income	131,114	1,217	19,956	-	149,853	122,518	6,932	16,456	1,945	133,987

Interest expense	(82,974)	(5,139)	(19,956)	-	(97,791)	(91,035)	(3,432)	(16,280)	(995)	(104,878)

Gain (loss) on early extinguishment of debt	6,297	-	-	-	6,297	-	-	(176)	-	(176)

Equity in earnings (loss), including impairment of unconsolidated entities	17,124	6,444	(10,953)	-	(273)	15,866	(18)	(15,952)	-	(68)

Gain on disposition of unconsolidated entities	48	-	-	-	48	-	-	-	-	-

Impairment of unconsolidated real estate	(12,899)	-	-	-	(12,899)	(9,560)	-	-	-	(9,560)

Depreciation and amortization of unconsolidated entities (see above)	(11,852)	-	11,852	-	-	(10,928)	-	10,928	-	-

Net gain on disposition of rental properties	866	-	-	-	866	-	-	-	4,548	4,548

Impairment of consolidated real estate	-	-	-	-	-	(1,124)	-	-	-	(1,124)

Depreciation and amortization - Real Estate Groups (a)	(60,377)	(1,791)	(11,368)	-	(69,954)	(62,482)	(1,407)	(10,422)	(631)	(72,128)

Amortization of mortgage procurement costs - Real Estate Groups (c)	(2,667)	(89)	(484)	-	(3,062)	(3,652)	(160)	(506)	(24)	(4,022)

Straight-line rent adjustment (1) + (2)	3,038	-	-	-	3,038	2,763	-	-	12	2,775

Preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)

Earnings (loss) before income taxes	(12,867)	642	(10,953)	-	(24,462)	(38,219)	1,915	(15,952)	4,855	(51,231)

Income tax provision	8,627	-	-	-	8,627	22,366	-	-	(1,882)	20,484
Equity in earnings (loss), including impairment of unconsolidated entities	(17,124)	(6,444)	10,953	-	273	(15,866)	18	15,952	-	68

Earnings (loss) from continuing operations	(21,364)	(5,802)	-	-	(15,562)	(31,719)	1,933	-	2,973	(30,679)
Discontinued operations, net of tax	-	-	-	-	-	2,973	-	-	(2,973)	-

Net earnings (loss)	(21,364)	(5,802)	-	-	(15,562)	(28,746)	1,933	-	-	(30,679)
Net loss (earnings) attributable to noncontrolling interest	5,802	5,802	-	-	-	(1,933)	(1,933)	-	-	-

Net loss attributable to Forest City Enterprises, Inc.	$(15,562)	$-	$-	$-	$(15,562)	$(30,679)	$-	$-	$-	$(30,679)

(a) Depreciation and amortization - Real Estate Groups	$60,377	$1,791	$11,368	$-	$69,954	$62,482	$1,407	$10,422	$631	$72,128
(b) Depreciation and amortization - Non-Real Estate	1,568	-	878	-	2,446	3,452	-	7,158	-	10,610

Total depreciation and amortization	$61,945	$1,791	$12,246	$-	$72,400	$65,934	$1,407	$17,580	$631	$82,738

(c) Amortization of mortgage procurement costs - Real Estate Groups	$2,667	$89	$484	$-	$3,062	$3,652	$160	$506	$24	$4,022
(d) Amortization of mortgage procurement costs - Non-Real Estate	-	-	69	-	69	-	-	120	-	120

Total amortization of mortgage procurement costs	$2,667	$89	$553	$-	$3,131	$3,652	$160	$626	$24	$4,142

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Results of Operations
Net Loss Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended April 30, 2010 was $15,562,000 versus $30,679,000 for the three months ended April 30, 2009. Although we have substantial recurring revenue sources from our properties, we also enter into significant one-time transactions, which could create substantial variances in net earnings (loss) between periods. This variance to the prior year is primarily attributable to the following increases, which are net of tax and noncontrolling interest:
•
$17,610,000 ($29,342,000, pre-tax) related to the 2010 gain on disposition of partial interests in The Grand, Lenox Club, and Lenox Park, apartment communities in North Bethesda, Maryland, Arlington, Virginia and Silver Spring, Maryland, respectively, related to the formation of a new joint venture with an outside partner;

•	$8,811,000 ($14,393,000, pre-tax) of decreased write-offs of abandoned development projects in 2010 compared to 2009;

•	$4,619,000 ($7,545,000, pre-tax) of decreased company-wide severance and outplacement costs in 2010 compared to 2009; and

•
$3,855,000 ($6,297,000, pre-tax) related to the 2010 gain on early extinguishment of debt on the exchange of a portion of our Senior Notes due 2011, 2015 and 2017 for a new issue of Series A preferred stock.

These increases were partially offset by the following decreases, net of tax and noncontrolling interest:
•
$17,432,000 ($28,476,000, pre-tax) due to the transaction costs, of which $21,483,000 pre-tax relate to participation payments made to the ground lessor in accordance with the respective ground lease agreements, that were expensed related to the contribution of our ownership interest in six mixed–use University Park life science properties in Cambridge, Massachusetts to a joint venture with an outside partner that did not qualify for full gain recognition under accounting guidance for real estate sales; and

•	$2,784,000 ($4,548,000, pre-tax) related to the 2009 gain on the disposition of Grand Avenue, a specialty retail center in Queens, New York.
Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.
Full Consolidation – Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended April 30, 2010 was $153,543,000 compared to $149,032,000 for the three months ended April 30, 2009, a 3.0% increase. A reconciliation of NOI to the most comparable GAAP measure, net earnings (loss), is presented on page 15. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 40-45.
Pro-Rata Consolidation – Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended April 30, 2010 was $165,197,000 compared to $159,333,000 for the three months ended April 30, 2009, a 3.7% increase.
Comparable NOI increased 0.6% for the three months ended April 30, 2010 compared to the prior year. Retail comparable NOI decreased 1.5% while office and hotel comparable NOI increased 0.8% and 52.6%, respectively, and our residential portfolio increased 2.8%.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
EBDT - We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; v) impairment of real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative or retrospective effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.
EBDT is reconciled to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, on page 19. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.
Our EBDT for the three months ended April 30, 2010 increased by $28,863,000 or 69.4% to $70,467,000 from $41,604,000 for the three months ended April 30, 2009. Our Commercial and Residential Segments combined provided a pre-tax EBDT increase of $9,228,000. This is primarily the result of decreased write-offs of abandoned development projects of $14,393,000, the ramp up of new properties of $3,615,000 and the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $2,367,000. These increases in the portfolio were partially offset by reduced EBDT from properties sold of $6,192,000, decreased Commercial outlot sales of $1,986,000 and the decrease in military housing of $1,292,000.
Our Land Segment provided a pre-tax EBDT decrease of $2,472,000, primarily due to lower margins on land sales.
Corporate pre-tax EBDT increased $16,196,000. This pre-tax EBDT increase includes decreased company-wide severance and outplacement costs in 2010 compared to 2009 of $7,545,000, gain on early extinguishment of debt related to the exchange of a portion of our Senior Notes of $6,297,000 and decreased interest expense of $4,705,000.
Reporting a smaller loss for the Nets primarily due to reduced amortization of intangible assets related to the purchase of the team resulting in a pre-tax EBDT increase of $6,474,000.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

EBDT Bridge
2010 April YTD vs. 2009 April YTD
Variances are pre-tax in millions with taxes shown separately
EBDT Increase
EBDT Decrease
75.0
70.0
65.0
60.0
55.0
50.0
45.0
40.0
35.0
41.6
14.4
3.6
2.4
1.3
1.7
2.0
6.2
2.4
7.5
6.3
4.7
2.3
6.5
0.6
70.5
Combined Commercial and Residential Segments were up $9.2 million
Corporate was up $16.2 million
2009 April YTD
Project write-offs
New property openings
Hedging Income/ Loss
Military Housing
Other
Commercial outlot sales
Property sales
Land operations
Reduced severance costs
Gain on early extinguishment of debt
Corporate interest
Corporate activities
Nets
Taxes
2010 April YTD

This graph reflects earnings before depreciation, amortization and deferred taxes ("EBDT") a non-GAAP measure. For a more thorough discussion of the Company's use of EBDT and a reconciliation of EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, please see pages 17 and 40-45.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Summary of EBDT - The information in the following tables present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as a reconciliation from NOI to EBDT to net earnings (loss). Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.
Reconciliation of Net Loss to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

	Three Months Ended April 30,
	2010	2009
	(in thousands)

Net loss attributable to Forest City Enterprises, Inc.	$(15,562)	$(30,679)

Depreciation and amortization – Real Estate Groups (4)	69,954	72,128

Amortization of mortgage procurement costs – Real Estate Groups (4)	3,062	4,022

Deferred income tax expense – Real Estate Groups (5)	(10,243)	(11,598)

Current income tax expense on non-operating earnings: (5)

Net gain on disposition of partial interests in rental properties	14,492	-

Gain on disposition included in discontinued operations	-	3,785

Gain on disposition of unconsolidated entities	(768)	-

Straight-line rent adjustment (2)	(3,038)	(2,775)

Preference payment (3)	585	585

Impairment of consolidated real estate	-	1,124

Impairment of unconsolidated real estate	12,899	9,560

Net gain on disposition of partial interests in rental properties	(866)	-

Gain on disposition of unconsolidated entities	(48)	-

Discontinued operations: (1)

Gain on disposition of rental properties	-	(4,548)

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)	$70,467	$41,604

(1)	All earnings of properties which have been sold or are held for sale are reported as discontinued operations assuming no significant continuing involvement.

(2)
The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to accounting for leases. The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expense from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(3)
The preference payment represents the respective period’s share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner’s noncontrolling interest in the Forest City Ratner Companies portfolio.

(4)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs.

	Depreciation and Amortization		Amortization of Mortgage Procurement Costs
	Three Months Ended April 30,		Three Months Ended April 30,
	2010	2009	2010	2009
Full Consolidation	$61,945	$65,934	$2,667	$3,652
Non-Real Estate	(1,568)	(3,452)	-	-

Real Estate Groups Full Consolidation	60,377	62,482	2,667	3,652
Real Estate Groups related to noncontrolling interest	(1,791)	(1,407)	(89)	(160)
Real Estate Groups Unconsolidated	11,368	10,422	484	506
Real Estate Groups Discontinued Operations	-	631	-	24

Real Estate Groups Pro-Rata Consolidation	$69,954	$72,128	$3,062	$4,022

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
(5)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended April 30,
	2010	2009
	(in thousands)

(A) Operating earnings
Current	$(6,975)	$(7,383)
Deferred	2,644	(10,840)

	(4,331)	(18,223)

(B) Impairment of consolidated and unconsolidated real estate
Deferred - Consolidated real estate	-	(436)
Deferred - Unconsolidated real estate	(5,003)	(3,707)

	(5,003)	(4,143)

(C) Net gain on disposition of partial interests in rental properties
Current	14,492	-
Deferred	(13,804)	-

	688	-

(D) Gain on disposition of unconsolidated entities
Current	(768)	-
Deferred	787	-

	19	-

Subtotal (A) (B) (C) (D)
Current	6,749	(7,383)
Deferred	(15,376)	(14,983)

Income tax expense	(8,627)	(22,366)

(E) Discontinued operations
Operating earnings
Current	-	44
Deferred	-	74

	-	118

Gain on disposition of rental properties
Current	-	3,785
Deferred	-	(2,021)

	-	1,764

	-	1,882

Grand Total (A) (B) (C) (D) (E)
Current	6,749	(3,554)
Deferred	(15,376)	(16,930)

	$(8,627)	$(20,484)

Recap of Grand Total:
Real Estate Groups
Current	$8,519	$81
Deferred	(10,243)	(11,598)

	(1,724)	(11,517)

Non-Real Estate Groups
Current	(1,770)	(3,635)
Deferred	(5,133)	(5,332)

	(6,903)	(8,967)

Grand Total	$(8,627)	$(20,484)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Retail Lease Expirations as of April 30, 2010

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2010	231	521,167	4.01%	$13,500,600	4.69%	$32.13
2011	349	1,221,342	9.39	28,697,580	9.97	28.50
2012	256	957,052	7.36	23,158,961	8.05	28.24
2013	243	1,017,417	7.82	25,564,644	8.88	28.25
2014	230	1,069,226	8.22	22,346,487	7.77	27.15
2015	181	794,690	6.11	18,156,476	6.31	26.94
2016	219	1,188,843	9.14	32,304,640	11.23	37.09
2017	149	1,008,915	7.76	22,328,479	7.76	25.98
2018	164	844,024	6.49	18,375,890	6.39	23.87
2019	122	1,023,856	7.87	22,639,364	7.87	24.16
2020	61	690,891	5.31	11,458,448	3.98	21.58
Thereafter	93	2,668,489	20.52	49,202,420	17.10	22.65

Total	2,298	13,005,912	100.00%	$287,733,989	100.00%	$26.78

(1)	GLA = Gross Leasable Area.
(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Office Lease Expirations as of April 30, 2010

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2010	83	1,052,167	8.91%	$21,243,749	6.93%	$24.03
2011	70	712,437	6.03	14,077,860	4.59	26.41
2012	85	1,113,403	9.43	27,263,820	8.89	30.20
2013	78	1,179,392	9.99	27,260,086	8.89	24.56
2014	47	907,032	7.68	17,142,214	5.59	29.91
2015	17	323,802	2.74	5,974,438	1.95	19.54
2016	21	420,475	3.56	9,501,837	3.10	24.73
2017	19	278,620	2.36	8,213,882	2.68	31.80
2018	17	1,060,998	8.98	30,255,361	9.87	32.42
2019	18	706,619	5.98	12,688,368	4.14	25.60
2020	9	937,984	7.94	26,736,144	8.72	35.31
Thereafter	33	3,115,659	26.40	106,231,003	34.65	38.64

Total	497	11,808,588	100.00%	$306,588,762	100.00%	$30.94

(1)	GLA = Gross Leasable Area.

(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Retail Tenants as of April 30, 2010

(Based on net base rent 1% or greater of the Company’s ownership share)

	NUMBER	LEASED	PERCENTAGE OF
	OF	SQUARE	TOTAL RETAIL
TENANT	LEASES	FEET	SQUARE FEET

AMC Entertainment, Inc.	6	515,097	3.96%

Bass Pro Shops, Inc.	3	510,855	3.93

Regal Entertainment Group	5	381,461	2.93

TJX Companies	10	313,861	2.41

The Gap	23	290,015	2.23

The Home Depot	2	282,000	2.17

Dick’s Sporting Goods	5	257,486	1.98

The Limited	39	233,010	1.79

Abercrombie & Fitch Stores, Inc.	29	212,480	1.63

Best Buy	5	161,053	1.24

Footlocker, Inc.	38	145,081	1.12

Pathmark Stores, Inc.	2	123,500	0.95

American Eagle Outfitters	18	104,067	0.80

Subtotal	185	3,529,966	27.14

All Others	2,113	9,475,946	72.86

Total	2,298	13,005,912	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Office Tenants as of April 30, 2010

(Based on net base rent 2% or greater of the Company’s ownership share)

	LEASED	PERCENTAGE OF
	SQUARE	TOTAL OFFICE
TENANT	FEET	SQUARE FEET

City of New York	865,185	7.33%

Millennium Pharmaceuticals, Inc.	635,908	5.39

U.S. Government	614,218	5.20

District of Columbia	540,483	4.58

Morgan Stanley & Co.	444,685	3.77

Securities Industry Automation Corp.	433,971	3.68

Wellchoice, Inc.	392,514	3.32

JP Morgan Chase & Co.	385,254	3.26

Forest City Enterprises, Inc. (1)	366,786	3.11

Bank of New York	323,043	2.74

National Grid	254,034	2.15

Alkermes, Inc.	210,248	1.78

Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.64

Covington & Burling, LLP	160,565	1.36

Seyfarth Shaw, LLP	96,909	0.80

Subtotal	5,917,052	50.11

All Others	5,891,536	49.89

Total	11,808,588	100.00%

(1)	All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2010
2010 Openings and Acquisitions (2)

								Cost at FCE
			Date		Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./		Gross
		Dev (D)	Opened /	FCE Legal	FCE % (a)	Consolidation	at 100%	(Non-GAAP) (c)	No. of		Leasable
Property	Location	Acq (A)	Acquired	Ownership % (a)	(1)	(GAAP) (b)	(2)	(1) X (2)	Units		Area
						(in millions)

Retail Centers:
Village at Gulfstream Park (d)	Hallandale Beach, FL	D	Q1-10	50.0%	50.0%	$0.0	$204.6	$102.3	511,000	(e)	511,000

Office:
Waterfront Station - East 4th & West 4th Buildings	Washington, D.C.	D	Q1-10	45.0%	45.0%	$326.7	$326.7	$147.0	631,000	(f)

Total Openings and Acquisitions (g)						$326.7	$531.3	$249.3	1,142,000

See footnotes on page 28.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2010
Under Construction (5)

										Cost at FCE
						Pro-Rata		Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./	Gross
		Dev (D)	Anticipated	FCE Legal		FCE % (a)		Consolidation	at 100%	(Non-GAAP) (c)	No. of	Leasable		Lease
Property	Location	Acq (A)	Opening	Ownership % (a)		(1)		(GAAP) (b)	(2)	(1) X (2)	Units	Area		Commitment %
								(in millions)
Retail Centers:
East River Plaza (d) (h)	Manhattan, NY	D	Q2-10	35.0%		50.0%		$0.0	$398.1	$199.1	527,000	527,000		93%
Ridge Hill (i)	Yonkers, NY	D	2011/2012	70.0%		100.0%		798.7	798.7	798.7	1,336,000	1,336,000	(m)	31%

								$798.7	$1,196.8	$997.8	1,863,000	1,863,000

Residential:
Presidio Landmark	San Francisco, CA	D	Q3-10	100.0%		100.0%		$110.9	$110.9	$110.9	161
Beekman (i)	Manhattan, NY	D	Q1-11/12	49.0%		70.0%		875.7	875.7	613.0	904

								$986.6	$986.6	$723.9	1,065

Arena:
Barclays Center (j)	Brooklyn, NY	D	2012	23.3%		23.3%		$911.1	$911.1	$212.3	670,000	18,000 seats	(n)

Total Under Construction (k)								$2,696.4	$3,094.5	$1,934.0

Residential Phased-In Units (d) (i):											Under Const./Total
Stratford Crossing (l)	Wadsworth, OH	D	2007-10	50.0%		50.0%		$0.0	$25.3	$12.7	96/348

Fee Development:											Sq. ft.
Las Vegas City Hall	Las Vegas, NV	D	Q1-12	-	(o)	-	(o)	$0.0	$146.2	$0.0	270,000

See footnotes on page 28.
Military Housing – see footnote (p).

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2010

Equity Requirements for Projects Under Construction(1)		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro-Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
	100%	at 100%	(GAAP)(b)	Interest	at Pro Rata	(Non-GAAP)(c)
			(dollars in millions)
Total Cost Under Construction	$3,094.5	$398.1	$2,696.4	$961.5	$199.1	$1,934.0
Total Loan Draws and Other Sources at Completion (2)	1,999.6	285.0	1,714.6	491.6	142.5	1,365.5

Net Equity at Completion	$1,094.9	$113.1	$981.8	$469.9	$56.6	$568.5

Net Costs Incurred to Date	$1,556.2	$354.6	$1,201.6	$186.1	$177.3	$1,192.8
Loan Draws and Other Sources to Date	516.7	228.9	287.8	(276.9)	114.4	679.1

Net Equity to Date	$1,039.5	$125.7	$913.8	$463.0	$62.9	$513.7

% of Total Equity	95%		93%			90%

Remaining Costs	$1,538.3	$43.5	$1,494.8	$775.4	$21.8	$741.2
Remaining Loan Draws and Other Sources (3)	1,482.9	56.1	1,426.8	768.5	28.1	686.4

Remaining Equity	$55.4	$(12.6)	$68.0	$6.9	$(6.3)	$54.8

% of Total Equity	5%		7%			10%
(1)	This schedule includes only the five properties listed on page 26. This does not include costs associated with phased-in units, operating property renovations and military housing.

(2)	“Other Sources” includes estimates of third party subsidies and tax credit proceeds. The timing and the amounts may differ from our estimates.

(3)
One of the loan commitments require specific leasing hurdles to be achieved prior to drawing the final amount of the loan. The Company estimates that approximately $45.0 million at 100% and at full consolidation, and $31.5 million at pro-rata consolidation of loan commitments are at risk should these leasing hurdles not be achieved.

Land Held for Development or Sale

	Gross	Saleable	Option
Location	Acres(4)	Acres(5)	Acres(6)

Mesa del Sol - Albuquerque, NM	3,023	2,336	5,731
Florida	1,654	1,413	-
Carolinas	1,322	872	788
Ohio	1,105	699	470
Texas	1,023	765	-
Arizona	964	546	-
Stapleton - Denver, CO	245	164	1,474
Central Station - Chicago, IL	30	30	-
Other	1,159	905	-

Total	10,525	7,730	8,463

(4)	Represent all acres owned including those used for roadways, open spaces and parks.

(5)	Saleable acres represent the total of all acres owned and available for sales. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.

(6)
Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2010 Footnotes
(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(b)
Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)
Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(e)	Includes 89,000 square feet of office space.

(f)	Includes 85,000 square feet of retail space.

(g)
The difference between the full consolidation cost amount (GAAP) of $326.7 million to the Company’s pro-rata share (a non-GAAP measure) of $249.3 million consists of a reduction to full consolidation for noncontrolling interest of $179.7 million of cost and the addition of its share of cost for unconsolidated investments of $102.3 million.

(h)
Phased opening includes the total cost and square footage of the center, including Costco which opened in the fourth quarter of 2009 and Best Buy which opened in the first quarter of 2010. The cost of the property also includes construction of the 1,248-space parking garage and structural upgrades to accommodate a possible future residential project above the retail center.

(i)	Phased-in openings. Costs are representative of the total project.

(j)	The strategic partnership with entities controlled by Mikhail Prokhorov closed on May 12, 2010. As a result, the Company’s legal and pro-rata ownership will increase to approximately 27%.

(k)
The difference between the full consolidation cost amount (GAAP) of $2,696.4 million to the Company’s pro-rata share (a non-GAAP measure) of $1,934.0 million consists of a reduction to full consolidation for noncontrolling interest of $961.5 million of cost and the addition of its share of cost for unconsolidated investments of $199.1 million.

(l)
The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $12.7 million consists of the Company’s share of cost for unconsolidated investments of $12.7 million.

(m)	Includes 162,000 square feet of office space.

(n)	The Nets, a member of the NBA, has a 37 year license agreement to use the arena.

(o)	This is a fee development project, owned by the City of Las Vegas. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

(p)
Below is a summary of our equity method investments for Military Housing Development projects. The Company provides development, construction, and management services for these projects and receives agreed upon fees for these services (see page 12 for net fee revenue included in NOI). The following phases still have a percentage of units under construction:

		Anticipated	FCE	Cost at Full	Total Cost
Property	Location	Opening	Pro-Rata %	Consolidation	at 100%	No. of Units
				(in millions)
Military Housing - (7)
Navy Midwest	Chicago, IL	2006-2010	*	$0.0	$248.8	1,658
Pacific Northwest Communities	Seattle, WA	2007-2010	*	0.0	280.5	2,986
Midwest Millington	Memphis, TN	2008-2010	*	0.0	37.0	318
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	0.0	293.3	1,175
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	0.0	535.1	2,520
Air Force Academy	Colorado Springs, CO	2007-2013	50.0%	0.0	69.5	427
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	0.0	364.0	917

Total Military Housing				$0.0	$1,828.2	10,001

* The Company’s share of residual cash flow ranges from 0-20% during the life cycle of the project.

Debt for Projects under Development
We use nonrecourse mortgage debt for the financing of our development pipeline. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of April 30, 2010, the detail of how much is outstanding compared to the total commitment under the financing is as follows:

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Outstanding
Fixed	$101,083	$42,387	$66,931	$125,627
Variable
Taxable	879,696	200,036	122,399	802,059
Tax-Exempt	203,900	61,986	20,000	161,914

Total outstanding on projects under development (1)	$1,184,679	$304,409	$209,330	$1,089,600

Commitment
Fixed	$121,145	$42,387	$67,959	$146,717
Variable
Taxable	1,349,986	272,403	141,847	1,219,430
Tax-Exempt	203,900	61,986	20,000	161,914

Total commitment	$1,675,031	$376,776	$229,806	$1,528,061

(1)
Proceeds from outstanding debt of $17,200 and $17,988, at full and pro-rata consolidation, respectively, described above is recorded as restricted cash in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds at the beginning of construction must remain in escrow until costs are incurred.

Non-Recourse Debt
Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”.)
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature within the next 12 months or are projected to open and achieve stabilized operations during that same time frame. However, due to the limited availability of long-term fixed rate mortgage debt based upon current market conditions, we are attempting to extend maturities with existing lenders. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years.
We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 12 months. During the three months ended April 30, 2010, we completed the following financings:

			Plus
		Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata
Purpose of Financing	Consolidation	Interest	Pro-Rata	Consolidation
	(in thousands)

Refinancings	$4,900	$490	$2,500	$6,910
Loan extensions/additional fundings	128,301	15,222	4,000	117,079

	$133,201	$15,712	$6,500	$123,989

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of April 30, 2010

	Year Ending January 31, 2011				Year Ending January 31, 2012
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$247,078	$44,713	$42,472	$244,837	$303,281	$3,963	$99,956	$399,274
Weighted average rate	7.97%	10.30%	4.22%	6.90%	6.81%	4.92%	6.82%	6.83%

Variable:
Variable-rate debt	432,757	3,057	178,901	608,601	654,168	238,192	55,884	471,860
Weighted average rate	3.54%	7.08%	1.95%	3.05%	4.13%	4.62%	3.55%	3.81%

Tax-Exempt	-	-	3,305	3,305	132,430	67	-	132,363
Weighted average rate	-%	-%	1.67%	1.67%	2.65%	3.80%	-%	2.65%

Total variable-rate debt	432,757	3,057	182,206	611,906	786,598	238,259	55,884	604,223

Total Nonrecourse Debt	$679,835	$47,770	$224,678	$856,743	$1,089,879	$242,222	$155,840	$1,003,497
Weighted Average Rate	5.15%	10.10%	2.38%	4.15%	4.70%	4.62%	5.65%	4.86%

	Year Ending January 31, 2013				Year Ending January 31, 2014
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$316,113	$8,120	$50,603	$358,596	$766,986	$26,172	$75,656	$816,470
Weighted average rate	5.96%	6.37%	5.93%	5.95%	6.09%	7.38%	6.09%	6.05%

Variable:
Variable-rate debt	704,077	84,779	50,757	670,055	46,411	-	1,466	47,877
Weighted average rate	3.75%	3.54%	3.76%	3.77%	6.05%	-%	2.54%	5.94%

Tax-Exempt	204,616	62,057	-	142,559	91,565	77	-	91,488
Weighted average rate	2.52%	2.52%	-%	2.52%	2.83%	3.78%	-%	2.83%

Total variable-rate debt	908,693	146,836	50,757	812,614	137,976	77	1,466	139,365

Total Nonrecourse Debt	$1,224,806	$154,956	$101,360	$1,171,210	$904,962	$26,249	$77,122	$955,835
Weighted Average Rate	4.11%	3.28%	4.84%	4.29%	5.76%	7.37%	6.02%	5.74%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of April 30, 2010

	Year Ending January 31, 2015				Thereafter
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$484,686	$69,326	$156,104	$571,464	$1,757,757	$109,505	$709,579	$2,357,831
Weighted average rate	5.96%	5.83%	5.38%	5.82%	5.81%	5.99%	5.88%	5.82%

Variable:
Variable-rate debt	12,414	-	20,002	32,416	640,000	1,500	33,040	671,540
Weighted average rate	1.45%	-%	4.48%	3.32%	6.40%	-%	1.33%	6.17%

Tax-Exempt	815	82	-	733	380,209	8,710	227,223	598,722
Weighted average rate	3.80%	3.78%	-%	3.80%	1.37%	2.25%	1.79%	1.52%

Total variable-rate debt	13,229	82	20,002	33,149	1,020,209	10,210	260,263	1,270,262

Total Nonrecourse Debt	$497,915	$69,408	$176,106	$604,613	$2,777,966	$119,715	$969,842	$3,628,093
Weighted Average Rate	5.85%	5.83%	5.27%	5.68%	5.34%	5.64%	4.76%	5.17%

	Total
			Plus
		Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$3,875,901	$261,799	$1,134,370	$4,748,472
Weighted average rate	6.11%	6.82%	5.85%	6.01%

Variable:
Variable-rate debt	2,489,827	327,528	340,050	2,502,349
Weighted average rate	4.52%	4.34%	2.58%	4.28%

Tax-Exempt	809,635	70,993	230,528	969,170
Weighted average rate	2.04%	2.49%	1.79%	1.95%

Total variable-rate debt	3,299,462	398,521	570,578	3,471,519

Total Nonrecourse Debt	$7,175,363	$660,320	$1,704,948	$8,219,991
Weighted Average Rate	5.10%	5.12%	4.64%	5.01%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following tables provide detail of our total debt maturities for 2010, 2011 and 2012 as of April 30, 2010:
Upcoming Maturities Summary (in thousands)
As of April 30, 2010

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro-Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
Year Ending January 31, 2011	100%	at 100%	(GAAP)	Interest	at Pro Rata	(Non-GAAP)

Total Maturities (Nonrecourse Debt)	$1,145,700	$465,865	$679,835	$47,770	$224,678	$856,743
Less: Scheduled Payments	87,124	28,211	58,913	4,717	15,047	69,243

Net Maturities	1,058,576	437,654	620,922	43,053	209,631	787,500

Closed Loans / To be Fully Amortized (2)	334,053	224,640	109,413	43,048	120,545	186,910
Committed Deals / Automatic Extensions (2)	99,219	9,001	90,218	-	5,218	95,436
Extension Available (1) (2)	84,862	67,865	16,997	-	14,296	31,293

Subtotal	518,134	301,506	216,628	43,048	140,059	313,639

Remaining to Finance	$540,442	$136,148	$404,294	$5	$69,572	$473,861

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro-Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
Year Ending January 31, 2012	100%	at 100%	(GAAP)	Interest	at Pro Rata	(Non-GAAP)

Total Maturities (Nonrecourse Debt)	$1,398,016	$308,137	$1,089,879	$242,222	$155,840	$1,003,497
Less: Scheduled Payments	92,833	27,546	65,287	2,630	15,188	77,845
Add: Corporate Debt	53,891	-	53,891	-	-	53,891

Net Maturities	1,359,074	280,591	1,078,483	239,592	140,652	979,543

Closed Loans / To be Fully Amortized (2)	59,558	233	59,325	45,937	117	13,505
Committed Deals / Automatic Extensions (2)	52,144	52,144	-	-	26,072	26,072
Extension Available (1) (2)	485,682	8,882	476,800	113,575	4,441	367,666

Subtotal	597,384	61,259	536,125	159,512	30,630	407,243

Remaining to Finance	$761,690	$219,332	$542,358	$80,080	$110,022	$572,300

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro-Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
Year Ending January 31, 2013	100%	at 100%	(GAAP)	Interest	at Pro Rata	(Non-GAAP)

Total Maturities (Nonrecourse Debt)	$1,472,122	$247,316	$1,224,806	$154,956	$101,360	$1,171,210
Less: Scheduled Payments	78,428	25,363	53,065	2,808	14,750	65,007
Add: Corporate Debt (3)	-	-	-	-	-	-

Net Maturities	1,393,694	221,953	1,171,741	152,148	86,610	1,106,203

Closed Loans / To be Fully Amortized (2)	12,979	1,246	11,733	-	19,623	31,356
Committed Deals / Automatic Extensions (2)	63,911	-	63,911	942	-	62,969
Extension Available (1) (2)	857,411	26,432	830,979	134,353	13,216	709,842

Subtotal	934,301	27,678	906,623	135,295	32,839	804,167

Remaining to Finance	$459,393	$194,275	$265,118	$16,853	$53,771	$302,036

(1)
Includes loans that have extension options available, all of which require some predefined condition in order to qualify for the extension, such as, meeting or exceeding leasing hurdles, loan to value ratios or debt service coverage requirements. We cannot give assurance that the defined hurdles or milestones will be achieved to qualify for these extensions.

(2)	Reflects activity through June 8, 2010.

(3)
The credit facility amount of $0 outstanding as of April 30, 2010 has a maximum commitment of $500,000. Based on specific capital raising events through April 30, 2010, a permanent reduction in available borrowings of $2,972 became effective May 5, 2010. The remaining availability is further reduced by $72,577 of outstanding letters of credit and $53,891 reserve for retirement of indebtedness.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following schedules present information on investments in and advances to affiliates.
Investments in and Advances to Affiliates
Included in Investments in and Advances to Affiliates in the Consolidated Balance Sheet Information tables are unconsolidated investments in entities that we do not control and/or are not the primary beneficiary, and that are accounted for under the equity method of accounting, as well as advances to partners and other affiliates.
Following is a reconciliation of members’ and partners’ equity to our carrying value in the accompanying Consolidated Balance Sheet Information:

	April 30, 2010	January 31, 2010
	(in thousands)

Members’ and partners’ equity, as below	$639,296	$557,456
Equity of other members and partners	540,229	513,708

Company’s investment in partnerships	99,067	43,748
Basis differences	58,017	21,498
Advances to and on behalf of other affiliates	72,548	200,097

Total Investments in and Advances to Affiliates	$229,632	$265,343

Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	April 30, 2010	January 31, 2010	April 30, 2010	January 31, 2010
	(in thousands)

Balance Sheet:
Real Estate
Completed rental properties	$5,091,433	$4,373,423	$1,771,774	$1,368,451
Projects under development	539,839	771,521	239,623	305,420
Land held for development or sale	268,508	271,129	113,889	116,863

Total Real Estate	5,899,780	5,416,073	2,125,286	1,790,734

Less accumulated depreciation	(848,619)	(721,908)	(393,460)	(326,169)

Real Estate, net	5,051,161	4,694,165	1,731,826	1,464,565

Restricted cash - Military housing bond funds	423,555	481,615	4,075	6,149
Other restricted cash	238,698	222,752	73,723	62,257
Other assets	664,720	501,169	246,915	173,799

Total Assets	$6,378,134	$5,899,701	$2,056,539	$1,706,770

Mortgage debt and notes payable, nonrecourse	$5,246,714	$4,421,870	$1,704,948	$1,345,207
Other liabilities	492,124	920,375	194,507	297,150

Total Liabilities	5,738,838	5,342,245	1,899,455	1,642,357

Members’ and partners’ equity	639,296	557,456	157,084	65,246
Noncontrolling interest	-	-	-	(833)

Total Equity	639,296	557,456	157,084	64,413

Total Liabilities and Members’ and Partners’ Equity	$6,378,134	$5,899,701	$2,056,539	$1,706,770

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Investments in and Advances to Affiliates (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Three Months Ended April 30,	2010	2009	2010	2009
	(in thousands)

Operations:
Revenues	$236,404	$225,765	$87,539	$90,875
Equity in earnings of unconsolidated entities on a pro-rata basis	-	-	273	68
Operating expenses	(164,573)	(148,345)	(53,636)	(63,078)
Interest expense	(62,868)	(55,985)	(19,956)	(16,456)
Impairment of real estate (1)	(1,457)	-	(743)	-
Depreciation and amortization	(38,129)	(44,855)	(12,799)	(18,206)
Interest and other income	2,465	5,131	750	473
Noncontrolling interest	-	-	(6,444)	18

Loss from continuing operations	(28,158)	(18,289)	(5,016)	(6,306)

Discontinued operations:
Operating earnings from rental properties	-	546	-	-

Net loss (pre-tax)	(28,158)	(17,743)	(5,016)	(6,306)

Impairment of investment in unconsolidated entities (1)	(12,156)	(9,560)	(12,156)	(9,560)
Gain on disposition of equity method investments (2)	48	-	48	-

Net loss (pre-tax) from unconsolidated entities	$(40,266)	$(27,303)	$(17,124)	$(15,866)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Investments in and Advances to Affiliates (continued)
(1)	The following table shows the detail of impairment of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
		Three Months Ended April 30,
		2010	2009	2010	2009
			(in thousands)

Impairment of real estate:
Old Stone Crossing at Caldwell Creek (Mixed-Use Land Development)	(Charlotte, North Carolina)	$1,457	$-	$743	$-

Impairment of investment in unconsolidated entities:
Office Buildings:
818 Mission Street	(San Francisco, California)	$4,018	$-	$4,018	$-
Bulletin Building	(San Francisco, California)	3,543	-	3,543	-
Metreon (Specialty Retail Center)	(San Francisco, California)	4,595	-	4,595	-
Apartment Communities:
Millender Center	(Detroit, Michigan)	-	4,252	-	4,252
Metropolitan Lofts	(Los Angeles, California)	-	1,039	-	1,039
Residences at University Park	(Cambridge, Massachusetts)	-	855	-	855
Classic Residence by Hyatt (Supported-living Apartments)	(Yonkers, New York)	-	3,152	-	3,152
Old Stone Crossing at Caldwell Creek (Mixed-Use Land Development)	(Charlotte, North Carolina)	-	122	-	122
Other		-	140	-	140

Total impairment of investment in unconsolidated entities		$12,156	$9,560	$12,156	$9,560

Total impairment of unconsolidated entities		$13,613	$9,560	$12,899	$9,560

(2)
Upon disposition, investments accounted for on the equity method are not classified as discontinued operations; therefore, gains or losses on the sale of equity method properties are reported in continuing operations when sold. The following table shows the detail of gain on disposition of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
		Three Months Ended April 30,
		2010	2009	2010	2009
			(in thousands)
Gain on disposition of equity method investments:
El Centro Mall (Specialty Retail Center)	(El Centro, California)	$48	$-	$48	$-

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following is a summary of the real estate activity of Forest City Rental Properties Corporation (“FCRPC”) as presented on pro-rata consolidation including a reconciliation from full consolidation to pro-rata consolidation.
Real Estate Activity

	Pro-Rata Consolidation (Non-GAAP)

	Three Months Ended
	April 30,		For the Years Ended January 31,
	2010		2010		2009
			(in thousands)

Rental Properties – Real Estate Activity
Real estate
Completed rental properties	$9,611,560		$9,547,444		$9,353,924
Projects under development	2,188,808		2,346,471		2,128,065
Land held for development or sale	125,286		122,368		116,675

Total real estate - FCRPC	11,925,654		12,016,283		11,598,664
Less accumulated depreciation	(1,841,132)		(1,856,483)		(1,698,362)

Real estate, net - FCRPC	$10,084,522		$10,159,800		$9,900,302

Plus real estate, net - Land Group and Corporate	200,177		206,778		186,673

Real estate, net - Forest City Enterprises	$10,284,699		$10,366,578		$10,086,975

Real estate activity during the year
Completed rental properties
Capital expenditures	$8,183		$59,599		$99,130
Transferred from projects under development	308,179		469,479		729,370
Acquisitions	-		-		98,160
Other	(6,029)		(146,187)		116,679

Total additions	310,333		382,891		1,043,339
Dispositions	(246,217	) (1)	(189,371	) (2)	(147,005	) (3)

Completed rental properties, net additions	64,116		193,520		896,334

Projects under development
New development	162,130		732,880		1,023,035
Transferred to completed rental properties	(308,179)		(469,479)		(729,370)
Cost of land sales	(876)		(44,995)		(34,391)
Other	(10,738)		-		41,572	(6)

Projects under development, net additions	(157,663)		218,406		300,846

Land held for development or sale, net additions	2,918		5,693		26,524

Increase (decrease) in real estate, at cost	$(90,629)		$417,619		$1,223,704

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Real Estate Activity — (continued)

			Plus
		Less	Unconsolidated	Plus	Pro-Rata
	Full	Noncontrolling	Investments	Discontinued	Consolidation
Three Months Ended April 30,	Consolidation	Interest	at Pro-Rata	Operations	(Non-GAAP)
	(in thousands)
2010
Real estate
Completed rental properties	$8,216,309	$376,522	$1,771,773	$-	$9,611,560
Projects under development	2,616,973	667,788	239,623	-	2,188,808
Land held for development or sale	74,899	5,940	56,327	-	125,286

Total real estate - FCRPC	10,908,181	1,050,250	2,067,723	-	11,925,654
Less accumulated depreciation	(1,505,549)	(57,876)	(393,459)	-	(1,841,132)

Real estate, net - FCRPC	$9,402,632	$992,374	$1,674,264	$-	$10,084,522

Plus real estate, net - Land Group and Corporate	148,505	5,890	57,562	-	200,177

Real estate, net - Forest City Enterprises	$9,551,137	$998,264	$1,731,826	$-	$10,284,699

Real estate activity during the year
Completed rental properties
Capital expenditures	$6,574	$(42)	$1,567	$-	$8,183
Transferred from projects under development	334,869	111,563	84,873	-	308,179
Acquisitions	-	-	-	-	-
Other (7)	(111,103)	(8,201)	96,873	-	(6,029)

Total additions	230,340	103,320	183,313	-	310,333
Dispositions of partial interests (1)	(484,096)	(17,868)	220,011	-	(246,217)

Completed rental properties, net additions	(253,756)	85,452	403,324	-	64,116

Projects under development
New development	206,074	52,925	8,981	-	162,130
Transferred to completed rental properties	(334,869)	(111,563)	(84,873)	-	(308,179)
Cost of land sales	(876)	-	-	-	(876)
Other (5)	105,474	126,307	10,095	-	(10,738)

Projects under development, net additions	(24,197)	67,669	(65,797)	-	(157,663)

Land held for development or sale, net additions	1,861	108	1,165	-	2,918

Increase (decrease) in real estate, at cost	$(276,092)	$153,229	$338,692	$-	$(90,629)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Real Estate Activity – (continued)

			Plus
		Less	Unconsolidated	Plus	Pro-Rata
	Full	Noncontrolling	Investments	Discontinued	Consolidation
Years Ended January 31,	Consolidation	Interest	at Pro-Rata	Operations	(Non-GAAP)
	(in thousands)
2010
Real estate - end of year
Completed rental properties	$8,470,065	$291,070	$1,368,449	$-	$9,547,444
Projects under development	2,641,170	600,119	305,420	-	2,346,471
Land held for development or sale	73,038	5,832	55,162	-	122,368

Total real estate - FCRPC	11,184,273	897,021	1,729,031	-	12,016,283
Less accumulated depreciation	(1,588,070)	(57,756)	(326,169)	-	(1,856,483)

Real estate, net - FCRPC	$9,596,203	$839,265	$1,402,862	$-	$10,159,800

Plus real estate, net - Land Group and Corporate	150,918	5,843	61,703	-	206,778

Real estate, net - Forest City Enterprises	$9,747,121	$845,108	$1,464,565	$-	$10,366,578

Real estate activity during the year
Completed rental properties
Capital expenditures	$43,787	$1,799	$17,611	$-	$59,599
Transferred from projects under development	376,829	21,508	114,158	-	469,479
Acquisitions	-	-	-	-	-
Other (4)	(57,623)	29,656	(58,908)	-	(146,187)

Total additions	362,993	52,963	72,861	-	382,891
Dispositions (2)	(93,875)	-	(95,496)	-	(189,371)

Completed rental properties, net additions	269,118	52,963	(22,635)	-	193,520

Projects under development
New development	805,865	153,995	81,010	-	732,880
Transferred to completed rental properties	(376,829)	(21,508)	(114,158)	-	(469,479)
Cost of land sales	(28,920)	-	(16,075)	-	(44,995)

Projects under development, net additions	400,116	132,487	(49,223)	-	218,406

Land held for development or sale, net additions	4,494	60	1,259	-	5,693

Increase (decrease) in real estate, at cost	$673,728	$185,510	$(70,599)	$-	$417,619

2009
Real estate - end of year
Completed rental properties	$8,200,947	$238,107	$1,391,084	$-	$9,353,924
Projects under development	2,241,054	467,632	354,643	-	2,128,065
Land held for development or sale	68,544	5,772	53,903	-	116,675

Total real estate - FCRPC	10,510,545	711,511	1,799,630	-	11,598,664
Less accumulated depreciation	(1,413,299)	(47,555)	(332,618)	-	(1,698,362)

Real estate, net - FCRPC	$9,097,246	$663,956	$1,467,012	$-	$9,900,302

Plus real estate, net - Land Group and Corporate	132,056	13,857	68,474	-	186,673

Real estate, net - Forest City Enterprises	$9,229,302	$677,813	$1,535,486	$-	$10,086,975

Real estate activity during the year
Completed rental properties
Capital expenditures	$90,348	$2,415	$11,197	$-	$99,130
Transferred from projects under development	591,992	10,886	148,264	-	729,370
Acquisitions	80,972	2,641	19,829	-	98,160
Other (4)	13,031	(94,407)	9,241	-	116,679

Total additions	776,343	(78,465)	188,531	-	1,043,339
Dispositions (3)	(128,010)	(17,820)	(5,487)	(31,328)	(147,005)

Completed rental properties, net additions	648,333	(96,285)	183,044	(31,328)	896,334

Projects under development
New development	922,248	134,386	235,173	-	1,023,035
Transferred to completed rental properties	(591,992)	(10,886)	(148,264)	-	(729,370)
Cost of land sales	(12,264)	(141)	(22,268)	-	(34,391)
Other (6)	416,695	158,467	(216,656)	-	41,572

Projects under development, net additions	734,687	281,826	(152,015)	-	300,846

Land held for development or sale, net additions	15,930	851	11,445	-	26,524

Increase (decrease) in real estate, at cost	$1,398,950	$186,392	$42,474	$(31,328)	$1,223,704

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Real Estate Activity – (continued)
(1)
Reflects the dispositions of partial interests in the following apartment communities in the Washington, D.C. metropolitan area; The Grand (549 units), Lenox Club (385 units), Lenox Park (406 units), and the following office buildings in Cambridge, Massachusetts; 35 Landsdowne Street (202,000 square feet), 40 Landsdowne Street (215,000 square feet), 45/75 Sidney Street (277,000 square feet), 65/80 Landsdwone Street (122,000 square feet), 88 Sidney Street (145,000 square feet), and Jackson Building (202,000 square feet).

(2)
Reflects the dispositions of: Grand Avenue (a 100,000 square foot specialty retail center in Queens, New York), Sterling Glen of Glen Cove (an 80-unit supported-living apartment community in Glen Cove, New York), Sterling Glen of Great Neck (a 142-unit supported-living apartment community in Great Neck, New York), Classic Residence by Hyatt (a 220-unit supported-living apartment community in Teaneck, New Jersey), Classic Residence by Hyatt (a 339-unit supported-living apartment community in Chevy Chase, Maryland), Classic Residence by Hyatt (a 310-unit supported-living apartment community in Yonkers, New York), Granada Gardens (a 940-unit apartment community in Warrensville Heights, Ohio), and Clarkwood (a 568-unit apartment community in Warrensville Heights, Ohio).

(3)
Primarily reflects the dispositions of: Sterling Glen of Lynbrook (a 130-unit supported-living apartment community in Lynbrook, New York), Sterling Glen of Rye Brook (a 168-unit supported-living apartment community in Rye Brook, New York), One International Place (an 88,000 square foot office building in Cleveland, Ohio) and Emery Richmond (a 5,000 square foot office building in Warrensville Heights, Ohio).

(4)
Relates to non-cash changes in completed rental properties with increases primarily due to assuming a larger portion of the existing mortgage debt upon acquisition of a partners’ interest and decreases primarily due to impairment of real estate assets.

(5)
Primarily reflects the impact on projects under development based on the adoption of the new GAAP accounting guidance on consolidation of VIEs. Upon adoption of the new guidance effective February 1, 2010, the Barclays Center Arena became a consolidated entity and we deconsolidated the Village at Gulfstream. The remaining amounts are miscellaneous non-cash changes to projects under development.

(6)
Primarily reflects changes in accounting method between full consolidation and equity method for Waterfront Station, Village at Gulfstream, Shops at Wiregrass, and a mixed-use development project located in Las Vegas, Nevada in the Commercial Group for the year ended January 31, 2009. This also includes the retrospective application of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

(7)
Primarily reflects the impact on completed rental properties based on the adoption of the new accounting guidance discussed in (5) above. Upon adoption of the new guidance, seven Residential entities and one Commercial entity in the operating portfolio were deconsolidated. The remaining amounts are miscellaneous non-cash changes to completed rental properties.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2010 and 2009 (in thousands)

	Commercial Group 2010					Commercial Group 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$221,972	$11,850	$35,504	$-	$245,626	$235,627	$10,980	$27,585	$813	$253,045
Exclude straight-line rent adjustment	(3,825)	-	-	-	(3,825)	(4,395)	-	-	(12)	(4,407)

Adjusted revenues	218,147	11,850	35,504	-	241,801	231,232	10,980	27,585	801	248,638
Add interest and other income	1,946	625	594	-	1,915	585	(89)	222	-	896
Add equity in earnings (loss), including impairment of unconsolidated entities	(8,701)	-	8,701	-	-	836	1	(835)	-	-
Exclude gain on disposition of unconsolidated entities	(48)	-	48	-	-	-	-	-	-	-
Exclude impairment of unconsolidated entities	12,156	-	(12,156)	-	-	-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities	5,923	-	(5,923)	-	-	4,152	-	(4,152)	-	-

Adjusted total income	229,423	12,475	26,768	-	243,716	236,805	10,892	22,820	801	249,534
Operating expenses	106,878	5,320	15,510	-	117,068	114,906	4,900	15,094	320	125,420
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	521	-	-	-	521	1,643	-	-	-	1,643
Exclude straight-line rent adjustment	(1,243)	-	-	-	(1,243)	(1,636)	-	-	-	(1,636)
Exclude preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)

Adjusted operating expenses	105,571	5,320	15,510	-	115,761	114,328	4,900	15,094	320	124,842
Net operating income	123,852	7,155	11,258	-	127,955	122,477	5,992	7,726	481	124,692
Interest expense	59,833	4,785	11,258	-	66,306	59,497	3,007	7,726	322	64,538
(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	2,370	2,370	-	-	-	2,985	2,985	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	159	-	-	(159)	-

Pre-Tax EBDT	61,649	-	-	-	61,649	60,154	-	-	-	60,154
Income tax expense (benefit)	568	-	-	-	568	1,781	-	-	-	1,781

Earnings before depreciation, amortization and deferred taxes (EBDT)	$61,081	$-	$-	$-	$61,081	$58,373	$-	$-	$-	$58,373

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$61,081	$-	$-	$-	$61,081	$58,373	$-	$-	$-	$58,373
Depreciation and amortization - Real Estate Groups	(52,170)	-	-	-	(52,170)	(51,900)	-	-	(107)	(52,007)
Amortization of mortgage procurement costs - Real Estate Groups	(2,432)	-	-	-	(2,432)	(2,994)	-	-	(5)	(2,999)
Deferred taxes - Real Estate Groups	(2,748)	-	-	-	(2,748)	3,319	-	-	(31)	3,288
Straight-line rent adjustment	2,582	-	-	-	2,582	2,759	-	-	12	2,771
Preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)
Gain (loss) on disposition of rental properties, net of tax	(17,432)	-	29	-	(17,403)	-	-	-	2,784	2,784
Gain on disposition of unconsolidated entities, net of tax	29	-	(29)	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	(7,441)	-	(7,441)	-	-	-	-	-
Impairment of unconsolidated entities, net of tax	(7,441)	-	7,441	-	-	-	-	-	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(107)	-	-	107	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(5)	-	-	5	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(31)	-	-	31	-
Straight-line rent adjustment	-	-	-	-	-	12	-	-	(12)	-
Gain on disposition of rental properties	-	-	-	-	-	2,784	-	-	(2,784)	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(19,116)	$-	$-	$-	$(19,116)	$11,625	$-	$-	$-	$11,625

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2010 and 2009 (in thousands) (continued)

	Residential Group 2010					Residential Group 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$52,889	$969	$35,534	$-	$87,454	$73,444	$1,274	$40,980	$1,488	$114,638
Exclude straight-line rent adjustment	(452)	-	-	-	(452)	(4)	-	-	-	(4)

Adjusted revenues	52,437	969	35,534	-	87,002	73,440	1,274	40,980	1,488	114,634
Add interest and other income	2,571	100	177	-	2,648	4,071	33	168	-	4,206
Add equity in earnings (loss), including impairment of unconsolidated entities	2,038	(221)	(2,175)	-	84	(7,851)	17	7,953	-	85
Exclude gain on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude impairment of unconsolidated entities	-	-	-	-	-	9,298	-	(9,298)	-	-
Exclude depreciation and amortization of unconsolidated entities	5,855	-	(5,855)	-	-	6,698	-	(6,698)	-	-

Adjusted total income	62,901	848	27,681	-	89,734	85,656	1,324	33,105	1,488	118,925
Operating expenses	32,648	581	19,863	-	51,930	58,144	330	25,489	24	83,327
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	561	-	-	-	561	957	-	-	-	957
Exclude straight-line rent adjustment	1	-	-	-	1	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	33,210	581	19,863	-	52,492	59,101	330	25,489	24	84,284
Net operating income	29,691	267	7,818	-	37,242	26,555	994	7,616	1,464	34,641
Interest expense	4,969	282	7,818	-	12,505	9,720	372	7,440	673	17,461
(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	176	-	176
Noncontrolling interest in earnings before depreciation and amortization	(15)	(15)	-	-	-	622	622	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	791	-	-	(791)	-

Pre-Tax EBDT	24,737	-	-	-	24,737	17,004	-	-	-	17,004
Income tax expense (benefit)	(2,876)	-	-	-	(2,876)	(528)	-	-	-	(528)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$27,613	$-	$-	$-	$27,613	$17,532	$-	$-	$-	$17,532

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$27,613	$-	$-	$-	$27,613	$17,532	$-	$-	$-	$17,532
Depreciation and amortization - Real Estate Groups	(17,705)	-	-	-	(17,705)	(19,501)	-	-	(524)	(20,025)
Amortization of mortgage procurement costs - Real Estate Groups	(550)	-	-	-	(550)	(867)	-	-	(19)	(886)
Deferred taxes - Real Estate Groups	(6,748)	-	-	-	(6,748)	2,127	-	-	(43)	2,084
Straight-line rent adjustment	453	-	-	-	453	4	-	-	-	4
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of rental properties, net of tax	17,610	-	-	-	17,610	-	-	-	-	-
Gain on disposition of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	-	-	-	(688)	-	(5,693)	-	(6,381)
Impairment of unconsolidated entities, net of tax	-	-	-	-	-	(5,693)	-	5,693	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(524)	-	-	524	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(19)	-	-	19	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(43)	-	-	43	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$20,673	$-	$-	$-	$20,673	$(7,672)	$-	$-	$-	$(7,672)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2010 and 2009 (in thousands) (continued)

	Land Development Group 2010					Land Development Group 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$6,858	$348	$2,435	$-	$8,945	$2,470	$165	$5,930	$-	$8,235
Exclude straight-line rent adjustment	(3)	-	-	-	(3)	-	-	-	-	-

Adjusted revenues	6,855	348	2,435	-	8,942	2,470	165	5,930	-	8,235
Add interest and other income	2,194	174	8	-	2,028	2,154	196	14	-	1,972
Add equity in earnings (loss), including impairment of unconsolidated entities	(31)	-	220	-	189	1,830	-	(1,847)	-	(17)
Exclude gain on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude impairment of unconsolidated entities	743	-	(743)	-	-	262	-	(262)	-	-
Exclude depreciation and amortization of unconsolidated entities	74	-	(74)	-	-	78	-	(78)	-	-

Adjusted total income	9,835	522	1,846	-	11,159	6,794	361	3,757	-	10,190
Operating expenses	10,448	504	2,112	-	12,056	5,952	415	3,640	-	9,177
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	40	-	-	-	40	135	-	-	-	135
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	10,488	504	2,112	-	12,096	6,087	415	3,640	-	9,312
Net operating income	(653)	18	(266)	-	(937)	707	(54)	117	-	878
Interest expense	1,308	72	(266)	-	970	249	53	117	-	313
(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	(54)	(54)	-	-	-	(107)	(107)	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Pre-Tax EBDT	(1,907)	-	-	-	(1,907)	565	-	-	-	565
Income tax expense (benefit)	385	-	-	-	385	504	-	-	-	504

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,292)	$-	$-	$-	$(2,292)	$61	$-	$-	$-	$61

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,292)	$-	$-	$-	$(2,292)	$61	$-	$-	$-	$61
Depreciation and amortization - Real Estate Groups	(79)	-	-	-	(79)	(96)	-	-	-	(96)
Amortization of mortgage procurement costs - Real Estate Groups	(80)	-	-	-	(80)	(137)	-	-	-	(137)
Deferred taxes - Real Estate Groups	881	-	-	-	881	588	-	-	-	588
Straight-line rent adjustment	3	-	-	-	3	-	-	-	-	-
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of rental properties, net of tax	-	-	-	-	-	-	-	-	-	-
Gain on disposition of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	(455)	-	(455)	-	-	(160)	-	(160)
Impairment of unconsolidated entities, net of tax	(455)	-	455	-	-	(160)	-	160	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(2,022)	$-	$-	$-	$(2,022)	$256	$-	$-	$-	$256

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2010 and 2009 (in thousands) (continued)

	The Nets 2010					The Nets 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$14,066	$-	$14,066	$-	$-	$16,380	$-	$16,380
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Adjusted revenues	-	-	14,066	-	14,066	-	-	16,380	-	16,380
Add interest and other income	-	-	(29)	-	(29)	-	-	69	-	69
Add equity in earnings (loss), including impairment of unconsolidated entities	(10,430)	(6,223)	4,207	-	-	(10,681)	-	10,681	-	-
Exclude gain on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude impairment of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities	-	-	-	-	-	-	-	-	-	-

Adjusted total income	(10,430)	(6,223)	18,244	-	14,037	(10,681)	-	27,130	-	16,449
Operating expenses	-	-	16,151	-	16,151	-	-	18,855	-	18,855
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	-	-	947	-	947	-	-	7,278	-	7,278
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	-	-	17,098	-	17,098	-	-	26,133	-	26,133
Net operating income	(10,430)	(6,223)	1,146	-	(3,061)	(10,681)	-	997	-	(9,684)
Interest expense	-	-	1,146	-	1,146	-	-	997	-	997
(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	(6,223)	(6,223)	-	-	-	-	-	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Pre-Tax EBDT	(4,207)	-	-	-	(4,207)	(10,681)	-	-	-	(10,681)
Income tax expense (benefit)	(834)	-	-	-	(834)	(3,689)	-	-	-	(3,689)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(3,373)	$-	$-	$-	$(3,373)	$(6,992)	$-	$-	$-	$(6,992)

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(3,373)	$-	$-	$-	$(3,373)	$(6,992)	$-	$-	$-	$(6,992)
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of rental properties, net of tax	-	-	-	-	-	-	-	-	-	-
Gain on disposition of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	-	-	-	-	-	-	-	-
Impairment of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(3,373)	$-	$-	$-	$(3,373)	$(6,992)	$-	$-	$-	$(6,992)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2010 and 2009 (in thousands) (continued)

	Corporate Activities 2010					Corporate Activities 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Adjusted revenues	-	-	-	-	-	-	-	-	-	-
Add interest and other income	106	-	-	-	106	(2)	-	-	-	(2)
Add equity in earnings (loss), including impairment of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude gain on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude impairment of unconsolidated entities	-	-	-	-	-	-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities	-	-	-	-	-	-	-	-	-	-

Adjusted total income	106	-	-	-	106	(2)	-	-	-	(2)
Operating expenses	11,006	-	-	-	11,006	15,821	-	-	-	15,821
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	446	-	-	-	446	717	-	-	-	717
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	11,452	-	-	-	11,452	16,538	-	-	-	16,538
Net operating income	(11,346)	-	-	-	(11,346)	(16,540)	-	-	-	(16,540)
Interest expense	16,864	-	-	-	16,864	21,569	-	-	-	21,569
(Gain) loss on early extinguishment of debt	(6,297)	-	-	-	(6,297)	-	-	-	-	-
Noncontrolling interest in earnings before depreciation and amortization	-	-	-	-	-	-	-	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Pre-Tax EBDT	(21,913)	-	-	-	(21,913)	(38,109)	-	-	-	(38,109)
Income tax expense (benefit)	(9,351)	-	-	-	(9,351)	(10,739)	-	-	-	(10,739)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(12,562)	$-	$-	$-	$(12,562)	$(27,370)	$-	$-	$-	$(27,370)

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(12,562)	$-	$-	$-	$(12,562)	$(27,370)	$-	$-	$-	$(27,370)
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	838	-	-	-	838	(526)	-	-	-	(526)
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposition of rental properties, net of tax	-	-	-	-	-	-	-	-	-	-
Gain on disposition of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	-	-	-	-	-	-	-	-
Impairment of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(11,724)	$-	$-	$-	$(11,724)	$(27,896)	$-	$-	$-	$(27,896)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2010 and 2009 (in thousands) (continued)

	Total 2010					Total 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$281,719	$13,167	$87,539	$-	$356,091	$311,541	$12,419	$90,875	$2,301	$392,298
Exclude straight-line rent adjustment	(4,280)	-	-	-	(4,280)	(4,399)	-	-	(12)	(4,411)

Adjusted revenues	277,439	13,167	87,539	-	351,811	307,142	12,419	90,875	2,289	387,887
Add interest and other income	6,817	899	750	-	6,668	6,808	140	473	-	7,141
Add equity in earnings (loss), including impairment of unconsolidated entities	(17,124)	(6,444)	10,953	-	273	(15,866)	18	15,952	-	68
Exclude gain on disposition of unconsolidated entities	(48)	-	48	-	-	-	-	-	-	-
Exclude impairment of unconsolidated entities	12,899	-	(12,899)	-	-	9,560	-	(9,560)	-	-
Exclude depreciation and amortization of unconsolidated entities	11,852	-	(11,852)	-	-	10,928	-	(10,928)	-	-

Adjusted total income	291,835	7,622	74,539	-	358,752	318,572	12,577	86,812	2,289	395,096
Operating expenses	160,980	6,405	53,636	-	208,211	194,823	5,645	63,078	344	252,600
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,568	-	947	-	2,515	3,452	-	7,278	-	10,730
Exclude straight-line rent adjustment	(1,242)	-	-	-	(1,242)	(1,636)	-	-	-	(1,636)
Exclude preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)

Adjusted operating expenses	160,721	6,405	54,583	-	208,899	196,054	5,645	70,356	344	261,109
Net operating income	131,114	1,217	19,956	-	149,853	122,518	6,932	16,456	1,945	133,987
Interest expense	82,974	5,139	19,956	-	97,791	91,035	3,432	16,280	995	104,878
(Gain) loss on early extinguishment of debt	(6,297)	-	-	-	(6,297)	-	-	176	-	176
Noncontrolling interest in earnings before depreciation and amortization	(3,922)	(3,922)	-	-	-	3,500	3,500	-	-	-
Add: Pre-Tax EBDT from discontinued operations	-	-	-	-	-	950	-	-	(950)	-

Pre-Tax EBDT	58,359	-	-	-	58,359	28,933	-	-	-	28,933
Income tax expense (benefit)	(12,108)	-	-	-	(12,108)	(12,671)	-	-	-	(12,671)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$70,467	$-	$-	$-	$70,467	$41,604	$-	$-	$-	$41,604

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$70,467	$-	$-	$-	$70,467	$41,604	$-	$-	$-	$41,604
Depreciation and amortization - Real Estate Groups	(69,954)	-	-	-	(69,954)	(71,497)	-	-	(631)	(72,128)
Amortization of mortgage procurement costs - Real Estate Groups	(3,062)	-	-	-	(3,062)	(3,998)	-	-	(24)	(4,022)
Deferred taxes - Real Estate Groups	(7,777)	-	-	-	(7,777)	5,508	-	-	(74)	5,434
Straight-line rent adjustment	3,038	-	-	-	3,038	2,763	-	-	12	2,775
Preference payment	(585)	-	-	-	(585)	(585)	-	-	-	(585)
Gain (loss) on disposition of rental properties, net of tax	178	-	29	-	207	-	-	-	2,784	2,784
Gain on disposition of unconsolidated entities, net of tax	29	-	(29)	-	-	-	-	-	-	-
Impairment of consolidated and unconsolidated real estate, net of tax	-	-	(7,896)	-	(7,896)	(688)	-	(5,853)	-	(6,541)
Impairment of unconsolidated entities, net of tax	(7,896)	-	7,896	-	-	(5,853)	-	5,853	-	-
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(631)	-	-	631	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(24)	-	-	24	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(74)	-	-	74	-
Straight-line rent adjustment	-	-	-	-	-	12	-	-	(12)	-
Gain on disposition of rental properties	-	-	-	-	-	2,784	-	-	(2,784)	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(15,562)	$-	$-	$-	$(15,562)	$(30,679)	$-	$-	$-	$(30,679)